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                                                                      EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of Conexant Systems, Inc. on Form S-8 (Nos. 333-68755, 333-69385, 333-84187,
333-91347, 333-92437, 333-32448, 333-37918, 333-39184, 333-42498, 333-42772,
333-42728, 333-48224, 333-48262, 333-44094, 333-54646, 333-54672, 333-68724,
333-70420, 333-73142 and 333-73858) and in the Registration Statements of Conexant Systems, Inc. on Form S-3 (Nos. 333-70085, 333-30596, 333-32468,
333-38890, 333-42500, 333-48270, 333-61912 and 333-67190) of our report dated
October 18, 2001 appearing in this Annual Report on Form 10-K of Conexant Systems, Inc. for the year ended September 30, 2001.



/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
November 30, 2001